Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS

Strong fourth quarter results despite competitive paper market environment

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Fourth quarter 2014 net earnings of $1.10 per share; earnings before items[1] of $1.41 per share

•	Announced capital project to convert a paper machine to a fluff pulp line at Ashdown mill

•	Record sales in European Personal Care business

Montreal, February 6, 2015 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $71 million ($1.10 per share) for the fourth quarter of 2014 compared to net earnings of $281 million ($4.33 per share) for the third quarter of 2014 and net earnings of $65 million ($1.00 per share) for the fourth quarter of 2013. Sales for the fourth quarter of 2014 were $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $91 million ($1.41 per share) for the fourth quarter of 2014 compared to earnings before items1 of $61 million ($0.94 per share) for the third quarter of 2014 and earnings before items1 of $68 million ($1.05 per share) for the fourth quarter of 2013.

Fourth quarter 2014 items:

•	Closure and restructuring costs for $25 million ($18 million after tax); and

•	Impairment of property, plant & equipment of $4 million ($2 million after tax).

Third quarter 2014 items:

•	Deferred tax benefit of $204 million for the settlement of IRS audit, primarily related to Alternative Fuel Tax Credits;

•	Recognition of $18 million of Alternative Fuel Tax Credits ($18 million after tax); and

•	Closure and restructuring costs of $2 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 12

Fourth quarter 2013 items:

•	Net gain on sale of property, plant and equipment and business for $5 million ($4 million after tax); and

•	Charge of $7 million ($7 million after tax) for impairment of property, plant and equipment.

FISCAL YEAR 2014 HIGHLIGHTS

For fiscal year 2014, net earnings amounted to $431 million ($6.64 per share) compared to net earnings of $91 million ($1.36 per share) for fiscal year 2013. The Company had earnings before items1 of $234 million ($3.61 per share) for fiscal 2014 compared to earnings before items1 of $158 million ($2.37 per share) for fiscal 2013. Sales amounted to $5.6 billion for fiscal year 2014.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer said, “Looking back at 2014, we delivered a year of strong results with solid free cash flow generation. Overall, we had good operating performance despite lack-of-order downtime in paper and we continued to adjust to rapidly changing market conditions. We also turned an important corner on our journey to build a growing, fiber-based business through acquisitions, strategic investments in manufacturing capacity and the additional repurposing of existing assets. We ended the year with strengthened earnings potential for the long-term.”

QUARTERLY REVIEW

Operating income before items1 was $115 million in the fourth quarter of 2014 compared to an operating income before items1 of $104 million in the third quarter of 2014. Depreciation and amortization totaled $93 million in the fourth quarter of 2014.

Commenting on the fourth quarter results, Mr. Williams said, “In the fourth quarter, our results were strong despite a competitive paper market environment while pulp benefitted from good operating performance. During the quarter, we announced a fluff pulp conversion project that will further expand our presence in a growing business and help balance our paper supply with our customers’ demand.”

Mr. Williams added, “In Personal Care, our European business continued to perform well, posting a record sales performance but we did face some challenges in the U.S. market in addition to an extended ramp-up period. Momentum in the business is growing and we now have a state-of-the-art, low-cost, global manufacturing platform designed to provide our customers with differentiated product solutions to help them win in their markets.”

(In millions of dollars)	4Q 2014	3Q 2014

Sales	$1,379	$1,405

Operating income (loss)

Pulp and Paper segment	76	109

Personal Care segment	12	13

Corporate	(2)	(2)

Total	86	120

Operating income before items[1]	115	104

Depreciation and amortization	93	96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 12

The increase in operating income before items1 in the fourth quarter of 2014 was the result of lower costs for planned maintenance, higher other operating income, better productivity in pulp and paper, a favorable exchange rate and higher shipments in personal care. These factors were partially offset by lower average selling prices for paper and pulp, higher selling, general and administrative costs and higher raw material costs.

When compared to the third quarter of 2014, manufactured paper shipments were up 1.2% and pulp shipments increased 0.8%. The shipments-to-production ratio for paper was 101% in the fourth quarter of 2014, compared to 102% in the third quarter of 2014. Paper inventories decreased by 1,000 tons while pulp inventories increased by 21,000 metric tons at the end of December when compared to September levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $186 million and capital expenditures were $79 million, resulting in free cash flow1 of $107 million for the fourth quarter of 2014. Domtar’s net debt-to-total capitalization ratio1 stood at 29% at December 31, 2014 compared to 30% at September 30, 2014.

In 2014, cash flow provided from operating activities amounted to $634 million and capital expenditures were $236 million, resulting in free cash flow1 of $398 million.

OUTLOOK

We expect North American demand for uncoated freesheet to decline in 2015 with long-term secular trends. We anticipate some short-term volatility in pulp markets due to the recent strengthening of the U.S. dollar. Our new manufacturing platform is expected to generate revenue and earnings growth in our Personal Care business. A weak Canadian dollar is expected to benefit our pulp and paper mills in Canada while a weak Euro will negatively impact the translation of our Personal Care Euro results. We anticipate that oil-based input costs will be down year-over-year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal 2014 financial results. Financial analysts are invited to participate in the call by dialing

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 12

1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2015 earnings results on April 30, 2015 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of absorbent hygiene products marketed primarily under the Attends®, IncoPack and Indasec® brand names. In 2014, Domtar had sales of $5.6 billion from some 50 countries. The Company employs approximately 9,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2013 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4 / 12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2014	2013	2014	2013
	(Unaudited)
	$	$	$	$
Selected Segment Information

Sales
Pulp and Paper	1,160	1,193	4,674	4,843
Personal Care	230	172	928	566

Total for reportable segments	1,390	1,365	5,602	5,409
Intersegment sales - Pulp and Paper	(11)	(6)	(39)	(18)

Consolidated sales	1,379	1,359	5,563	5,391

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	78	85	319	345
Personal Care	15	10	65	31

Total for reportable segments	93	95	384	376
Impairment and write-down of property, plant and equipment - Pulp and Paper	4	5	4	20
Impairment and write-down of property, plant and equipment - Personal Care	—	2	—	2

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	97	102	388	398

Operating income (loss)
Pulp and Paper	76	75	323	171
Personal Care	12	9	54	43
Corporate	(2)	9	(13)	(53)

Consolidated operating income	86	93	364	161
Interest expense, net	27	22	103	89

Earnings before income taxes and equity loss	59	71	261	72
Income tax (benefit) expense	(12)	6	(170)	(20)
Equity loss, net of taxes	—	—	—	1

Net earnings	71	65	431	91

Per common share (in dollars)
Net earnings
Basic	1.10	1.00	6.65	1.37
Diluted	1.10	1.00	6.64	1.36
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	64.3	64.9	64.8	66.6
Diluted	64.4	65.0	64.9	66.7

Cash flows provided from operating activities	186	124	634	411
Additions to property, plant and equipment	79	62	236	242

5 / 12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2014	2013	2014	2013
	(Unaudited)
	$	$	$	$
Sales	1,379	1,359	5,563	5,391
Operating expenses
Cost of sales, excluding depreciation and amortization	1,080	1,081	4,396	4,361
Depreciation and amortization	93	95	384	376
Selling, general and administrative	103	100	416	381
Impairment and write-down of property, plant and equipment	4	7	4	22
Closure and restructuring costs	25	—	28	18
Other operating (income) loss, net	(12)	(17)	(29)	72

	1,293	1,266	5,199	5,230

Operating income	86	93	364	161

Interest expense, net	27	22	103	89

Earnings before income taxes and equity loss	59	71	261	72

Income tax (benefit) expense	(12)	6	(170)	(20)

Equity loss, net of taxes	—	—	—	1

Net earnings	71	65	431	91

Per common share (in dollars)
Net earnings
Basic	1.10	1.00	6.65	1.37
Diluted	1.10	1.00	6.64	1.36
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	64.3	64.9	64.8	66.6
Diluted	64.4	65.0	64.9	66.7

6 / 12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31	December 31
	2014	2013
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	174	655
Receivables, less allowances of $6 and $4	628	601
Inventories	714	685
Prepaid expenses	25	23
Income and other taxes receivable	54	61
Deferred income taxes	75	52

Total current assets	1,670	2,077
Property, plant and equipment, at cost	8,909	8,883
Accumulated depreciation	(5,778)	(5,594)

Net property, plant and equipment	3,131	3,289
Goodwill	567	369
Intangible assets, net of amortization	661	407
Other assets	156	136

Total assets	6,185	6,278

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	10	15
Trade and other payables	721	673
Income and other taxes payable	26	17
Long-term debt due within one year	169	4

Total current liabilities	926	709
Long-term debt	1,181	1,510
Deferred income taxes and other	810	923
Other liabilities and deferred credits	378	354

Shareholders’ equity
Common stock	1	—
Exchangeable shares	—	44
Additional paid-in capital	2,012	1,999
Retained earnings	1,145	804
Accumulated other comprehensive loss	(268)	(65)

Total shareholders’ equity	2,890	2,782

Total liabilities and shareholders’ equity	6,185	6,278

7 / 12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended December 31	Twelve months ended December 31
	2014	2013
	(Unaudited)
	$	$
Operating activities
Net earnings	431	91
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	384	376
Deferred income taxes and tax uncertainties	(201)	(8)
Impairment and write-down of property, plant and equipment	4	22
Net losses on disposals of property, plant and equipment and sale of business	—	4
Stock-based compensation expense	4	5
Equity loss, net	—	1
Other	3	(2)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	39	(70)
Inventories	(29)	(8)
Prepaid expenses	1	1
Trade and other payables	(33)	(11)
Income and other taxes	12	(26)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	16	31
Other assets and other liabilities	3	5

Cash flows provided from operating activities	634	411

Investing activities
Additions to property, plant and equipment	(236)	(242)
Proceeds from disposals of property, plant and equipment and sale of business	1	61
Acquisition of businesses, net of cash acquired	(546)	(287)
Other	(5)	(1)

Cash flows used for investing activities	(786)	(469)

Financing activities
Dividend payments	(84)	(67)
Net change in bank indebtedness	(6)	(3)
Change in revolving bank credit facility	(160)	160
Proceeds from receivables securitization facilities	90	—
Payments on receivables securitization facilities	(129)	—
Issuance of long-term debt	—	249
Repayment of long-term debt	(4)	(102)
Stock repurchase	(38)	(183)
Other	5	—

Cash flows (used for) provided from financing activities	(326)	54

Net decrease in cash and cash equivalents	(478)	(4)
Impact of foreign exchange on cash	(3)	(2)
Cash and cash equivalents at beginning of year	655	661

Cash and cash equivalents at end of year	174	655

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million of redemption premiums in 2013)	92	81
Income taxes paid, net	18	5

8 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2014					2013
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	281	71	431	45	(46)	27	65	91
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	2	2	7	3	—	7	17
(+)	Closure and restructuring costs	($)	1	—	2	18	21	—	13	—	—	13
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	—	—	(6)	—	12	(4)	2
(+)	Impact of purchase accounting	($)	2	—	—	—	2	—	—	2	—	2
(+)	Alternative fuel tax credits	($)	—	—	(18)	—	(18)	18	—	—	—	18
(-)	Cellulosic biofuel producer credits	($)	—	—	—	—	—	(33)	—	—	—	(33)
(+)	Loss on repurchase of long-term debt	($)	—	—	—	—	—	2	—	—	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	46	—	—	46
(-)	Internal Revenue Service audit settlement items	($)	—	—	(204)	—	(204)	—	—	—	—	—
(=)	Earnings before items	($)	42	40	61	91	234	33	16	41	68	158
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	65.0	65.1	64.9	64.4	64.9	69.7	66.9	65.4	65.0	66.7
(=)	Earnings before items per diluted share	($)	0.65	0.61	0.94	1.41	3.61	0.47	0.24	0.63	1.05	2.37

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	281	71	431	45	(46)	27	65	91
(+)	Equity loss, net of taxes	($)	—	—	—	—	—	1	—	—	—	1
(+)	Income tax expense (benefit)	($)	15	13	(186)	(12)	(170)	(22)	(5)	1	6	(20)
(+)	Interest expense, net	($)	25	26	25	27	103	25	21	21	22	89
(=)	Operating income (loss)	($)	79	79	120	86	364	49	(30)	49	93	161
(+)	Depreciation and amortization	($)	99	96	96	93	384	95	93	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	10	5	—	7	22
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	—	—	(10)	—	19	(5)	4
(=)	EBITDA	($)	178	175	216	183	752	144	68	161	190	563
(/)	Sales	($)	1,394	1,385	1,405	1,379	5,563	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin	(%)	13%	13%	15%	13%	14%	11%	5%	12%	14%	10%
	EBITDA	($)	178	175	216	183	752	144	68	161	190	563
(+)	Alternative fuel tax credits	($)	—	—	(18)	—	(18)	26	—	—	—	26
(+)	Closure and restructuring costs	($)	1	—	2	25	28	—	18	—	—	18
(+)	Impact of purchase accounting	($)	3	—	—	—	3	—	—	2	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	49	—	—	49
(=)	EBITDA before items	($)	182	175	200	208	765	170	135	163	190	658
(/)	Sales	($)	1,394	1,385	1,405	1,379	5,563	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin before items	(%)	13%	13%	14%	15%	14%	13%	10%	12%	14%	12%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	141	104	203	186	634	63	120	104	124	411
(-)	Additions to property, plant and equipment	($)	(45)	(56)	(56)	(79)	(236)	(56)	(62)	(62)	(62)	(242)
(=)	Free cash flow	($)	96	48	147	107	398	7	58	42	62	169

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	8	15	3	10		13	2	6	15
(+)	Long-term debt due within one year	($)	15	7	170	169		8	7	6	4
(+)	Long-term debt	($)	1,490	1,410	1,202	1,181		1,104	1,102	1,102	1,510
(=)	Debt	($)	1,513	1,432	1,375	1,360		1,125	1,111	1,114	1,529
(-)	Cash and cash equivalents	($)	(130)	(85)	(134)	(174)		(513)	(432)	(191)	(655)
(=)	Net debt	($)	1,383	1,347	1,241	1,186		612	679	923	874
(+)	Shareholders' equity	($)	2,771	2,826	2,938	2,890		2,842	2,652	2,681	2,782
(=)	Total capitalization	($)	4,154	4,173	4,179	4,076		3,454	3,331	3,604	3,656
	Net debt	($)	1,383	1,347	1,241	1,186		612	679	923	874
(/)	Total capitalization	($)	4,154	4,173	4,179	4,076		3,454	3,331	3,604	3,656
(=)	Net debt-to-total capitalization	(%)	33%	32%	30%	29%		18%	20%	26%	24%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	YTD	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	YTD	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	YTD	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	69	69	109	76	323	15	14	13	12	54	(5)	(4)	(2)	(2)	(13)	79	79	120	86	364
(+)	Alternative fuel tax credits	($)	—	—	(18)	—	(18)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	25	27	1	—	—	—	1	—	—	—	—	—	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	—	4	4
(=)	Operating income (loss) before items	($)	69	69	93	105	336	19	14	13	12	58	(5)	(4)	(2)	(2)	(13)	83	79	104	115	381
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	69	69	93	105	336	19	14	13	12	58	(5)	(4)	(2)	(2)	(13)	83	79	104	115	381
(+)	Depreciation and amortization	($)	83	79	79	78	319	16	17	17	15	65	—	—	—	—	—	99	96	96	93	384
(=)	EBITDA before items	($)	152	148	172	183	655	35	31	30	27	123	(5)	(4)	(2)	(2)	(13)	182	175	200	208	765
(/)	Sales	($)	1,168	1,160	1,186	1,160	4,674	233	234	231	230	928	—	—	—	—	—	1,401	1,394	1,417	1,390	5,602
(=)	EBITDA margin before items	(%)	13%	13%	15%	16%	14%	15%	13%	13%	12%	13%	—	—	—	—	—	13%	13%	14%	15%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

10 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper (1)					Personal Care (2)					Corporate					Total
			Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	YTD	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	YTD	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	YTD	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	38	16	42	75	171	13	10	11	9	43	(2)	(56)	(4)	9	(53)	49	(30)	49	93	161
(+)	Impairment and write-down of property, plant and equipment	($)	10	5	—	5	20	—	—	—	2	2	—	—	—	—	—	10	5	—	7	22
(-)	Net (gain) loss on disposal of property, plant and equipment and business	($)	(10)	—	19	1	10	—	—	—	—	—	—	—	—	(6)	(6)	(10)	—	19	(5)	4
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
(+)	Depreciation and amortization	($)	89	87	84	85	345	6	6	9	10	31	—	—	—	—	—	95	93	93	95	376
(=)	EBITDA before items	($)	153	118	145	166	582	19	18	22	21	80	(2)	(1)	(4)	3	(4)	170	135	163	190	658
(/)	Sales	($)	1,238	1,208	1,204	1,193	4,843	111	108	175	172	566	—	—	—	—	—	1,349	1,316	1,379	1,365	5,409
(=)	EBITDA margin before items	(%)	12%	10%	12%	14%	12%	17%	17%	13%	12%	14%	—	—	—	—	—	13%	10%	12%	14%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.
(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

11 / 12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2014					2013
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,168	1,160	1,186	1,160	4,674	1,238	1,208	1,204	1,193	4,843
Operating income	($)	69	69	109	76	323	38	16	42	75	171
Depreciation and amortization	($)	83	79	79	78	319	89	87	84	85	345
Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	10	5	—	5	20

Paper
Paper Production	(‘000 ST)	801	786	758	777	3,122	793	829	813	810	3,245
Paper Shipments - Manufactured	(‘000 ST)	804	779	776	786	3,145	828	801	814	817	3,260
Communication Papers	(‘000 ST)	678	647	649	661	2,635	706	676	694	701	2,777
Specialty and Packaging	(‘000 ST)	126	132	127	125	510	122	125	120	116	483
Paper Shipments - Sourced from 3rd parties	(‘000 ST)	50	42	47	34	173	83	85	73	41	282
Paper Shipments - Total	(‘000 ST)	854	821	823	820	3,318	911	886	887	858	3,542

Pulp
Pulp Shipments(a)	(‘000 ADMT)	318	336	367	370	1,391	372	344	352	377	1,445
Hardwood Kraft Pulp	(%)	12%	11%	12%	11%	12%	17%	14%	14%	14%	15%
Softwood Kraft Pulp	(%)	58%	63%	63%	60%	61%	56%	57%	59%	57%	57%
Fluff Pulp	(%)	30%	26%	25%	29%	27%	27%	29%	27%	29%	28%

Personal Care Segment
Sales	($)	233	234	231	230	928	111	108	175	172	566
Operating income	($)	15	14	13	12	54	13	10	11	9	43
Depreciation and amortization	($)	16	17	17	15	65	6	6	9	10	31
Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	—	—	—	2	2

Average Exchange Rates	$US/$CAN	1.103	1.091	1.089	1.136	1.105	1.009	1.023	1.039	1.050	1.030
	$CAN/$US	0.906	0.917	0.918	0.881	0.906	0.991	0.977	0.963	0.953	0.971
	€EUR/$US	1.370	1.371	1.324	1.249	1.329	1.320	1.306	1.325	1.362	1.329

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

12 / 12